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                                                                  EXHIBIT 23.16

                        CONSENT OF SALOMON SMITH BARNEY

  We hereby consent to (i) the inclusion of our opinion letter dated August 16, 1998 to the Board of Directors of Eastern Environmental Services, Inc. as Annex B to the Proxy Statement/Prospectus constituting part of this Registration Statement and (ii) the references to our firm under the captions entitled "Summary" and "The Merger--Background of the Merger--Reasons for the Merger; Recommendation of the Eastern Board--Opinion of Salomon Smith Barney" in the Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          /s/ Salomon Smith Barney
                                          _________________________________
                                          Salomon Smith Barney

New York, New York
September 22, 1998